EXHIBIT 4.10

                             COMPENSATION AGREEMENT

     This agreement is made and entered into as of the 6th day of July, 2001, by and between Sporting Magic, Inc., a Delaware corporation ("Issuer") and the undersigned ("Employee").

                                 R E C I T A L S

     A. WHEREAS, Issuer desires to reward Employee for Employee's past services to Issuer and to provide Employee with the incentive to continue to assist Issuer; and

     B. WHEREAS, Issuer desires to compensate Employee for Employee's services and to induce Employee to continue to assist Issuer, Employee desires to be compensated by the receipt of such shares.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1. Employment Compensation. On the terms and subject to the conditions set forth in this agreement, Issuer and Employee hereby agree that:

         1.1 In recognition of all Employee's past efforts to and on behalf of Issuer and as an incentive to Employee to continue to assist Issuer with its efforts on behalf of and for Issuer, then for a period of not less than 90 days after the date of this agreement, Employee shall continue to devote time and effort to Issuer, including locating potential business opportunities for Issuer and providing general business assistance to Issuer, all within the guidelines established by Issuer from time to time (the "Employment Services"); and

         1.2 Issuer agrees to issue to Employee and Employee agrees to accept from Issuer, as compensation for the Employment Services, that number of shares of Issuer's common stock which is set forth on the signature page of this agreement (the "Shares").

     2. Registration, Issuance and Delivery of Shares. Issuer agrees to register the issuance of the Shares to Employee by filing a Form S-8 registration statement (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Promptly after the Registration Statement becomes effective, Issuer shall issue a stock certificate representing the Shares to Employee and shall deliver the stock certificate at the address specified by Employee in the delivery instructions on the signature page of this agreement.

     3. Issuer's Representations and Warranties. Issuer hereby represents and warrants to Employee that:

         3.1 Authority. The individual executing and delivering this agreement on Issuer's behalf has been duly authorized to do so, the signature of such individual is binding upon Issuer, and Issuer is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

         3.2 Enforceability. Issuer has duly executed and delivered this agreement and (subject to its execution by Employee) it constitutes a valid and binding agreement of Issuer enforceable in accordance with its terms against Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3 Capitalization. Issuer has no outstanding capital stock other than common stock as of the date of this agreement. Issuer is authorized to issue 25,000,000 shares of common stock, of which less than 1,000,000 are currently issued and outstanding. All of Issuer's outstanding shares of common stock have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to Employee as payment for services rendered as provided by this agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     4.  Miscellaneous.

         4.1  Assignment. This agreement is not transferable or assignable.

         4.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the parties.

         4.3  Titles.   The  titles of  the  sections and  subsections  of  this
agreement are for the convenience of reference only and are not to be considered in construing this agreement.

         4.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

         4.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

         4.6 Waiver and Amendment. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of Employee and Issuer.

         4.7  Counterparts.   This  agreement may  be executed  in any number of
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         4.8  Governing Law.   This  agreement  is  governed  by  and  shall  be
construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law.

IN WITNESS WHEREOF, the parties hereto have duly executed thisagreement as of the date first above mentioned.

"ISSUER":
SPORTING MAGIC, INC.,
a Delaware corporation


By: _________________________
     Buddy Young, President and Chief
     Executive Officer


"EMPLOYEE":

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Name of Employee (type or print)

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Signature and, if applicable, title

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Street address

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City, state/province, country and postal code

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Telephone

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Social Security Number or Federal Tax I.D.
Number

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Number of Shares

DELIVERY:     The address for delivery of the
certificate representing the Shares, if different than stated above, is as follows:

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